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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 30, 2000
                                (Date of Report)

                                 TIMELINE, INC.
                (Name of Registrant as Specified in its Charter)

       STATE OF WASHINGTON            1-13524                91-1590734
  (State or Other Jurisdiction     Commission File       Number(IRS Employer
        of Incorporation                                Identification Number)

                        3055 112TH AVENUE N.E., SUITE 106
                           BELLEVUE, WASHINGTON 98004
                    (Address of Principal Executive Offices)

                                 (425) 822-3140
                               (Telephone Number)

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ITEM 2. ACQUISITION OF ASSETS

On July 19, 2000, Timeline, Inc. announced it completed the purchase of the outstanding shares in Analyst Financials Limited, the European distributor for Timeline's products. The acquisition was effective as of June 30, 2000. Timeline previously owned 12.5% of the outstanding shares in Analyst Financials and through this transaction, acquired the remaining 87.5%, and Analyst Financials became a wholly-owned subsidiary of Timeline.

The purchase price for the equity of Analyst Financials was approximately Pound Sterling 781,250, which Timeline paid by issuance of 303,819 shares of Timeline common stock to Analyst Financials' shareholders (excluding Timeline, which previously owned 12.5% of the shares). Dilution was within the 10% cap originally disclosed. The purchase price is subject to adjustment following closing based on the results of operations through the closing of the transaction. Pursuant to the share purchase agreement, Timeline has agreed to register for resale all of the 303,819 shares of Timeline common stock issued in the transaction.

A copy of the definitive share purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Timeline issued a press release on July 19, 2000, announcing the closing of the acquisition. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (b)    Pro Forma Financial Information.

               Pro forma financial information for the transaction with Analyst Financials Limited are not included in this Current Report on Form 8-K, and will be filed by an amendment to this Form 8-K within 60 days from the date hereof.

        (c)    Exhibits.

               Number     Description
               ------     -----------

               99.1 Share Purchase Agreement, dated as of June 29, 2000, by and among Timeline, Inc. and each of the other shareholders of Analyst Financials Limited.

               99.2       Company press release dated July 19, 2000:
                          "Timeline Completes Purchase of Analyst Financials, its European Distributor"

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                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated as of July 31, 2000.

                                    TIMELINE, INC.


                                    By: /s/ Charles R. Osenbaugh
                                        ------------------------
                                        Charles R. Osenbaugh
                                        Chief Executive Officer